Exhibit 10.3

FORM OF OPTION AWARD AGREEMENT

TEXTURA CORPORATION

LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

*  *  *  *  *

Participant:

Option Grant Date (“Grant Date”):

Exercise Price:                                                                      $                           per share

Number of shares subject to this Option:

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, by and between Textura Corporation, a Delaware corporation (the “Company”), and the Participant, is entered into pursuant to the Textura Corporation Long-Term Incentive Plan (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Plan”).  All capitalized terms not otherwise defined in the text of this Agreement have the meanings attributed to them in the Plan.  This Agreement is subject to the terms and conditions of the Plan.

1.             Grant of Options.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant a Non-Qualified Stock Option (the “Option”) to purchase from the Company the number of shares of Common Stock set forth above (such shares of Common Stock are referred to as the “Option Shares”) at the Exercise Price per share set forth above.

Vesting.  Subject to the terms and conditions of this Agreement, the Option granted pursuant to this Agreement shall vest as follows:  [Insert Applicable Vesting Schedule] (each a “Vesting Date”), provided that the Participant’s Termination Date has not occurred before the applicable Vesting Date.  Except as otherwise provided by this Agreement, any portion of the Option that is not vested upon the Participant’s Termination Date shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect thereto, including the right to exercise the Option.  Notwithstanding the foregoing, if the Participant’s Termination Date occurs due to Disability or death prior to a Vesting Date, then the Option shall become vested with respect to all Option Shares subject thereto with respect to which a Vesting Date has not yet occurred as of the Termination Date and the Termination Date shall be treated as the Vesting Date for purposes of this Section 3 with respect to such Option Shares.  The Participant may only exercise the Option with respect to Option Shares to the extent the Option is vested with respect to such Option Shares.  If the ‘s Termination Date occurs for any reason prior to a Vesting Date, any right to purchase Option Shares which has not become vested prior to such Termination Date shall be immediately cancelled and forfeited as of such Termination Date.

2.             Option Exercise.  Subject to this Agreement and the Plan, on and after a Vesting Date, the Option may be exercised in whole or in part with respect to the number of Option Shares which have become vested pursuant to Section 2 above by filing a written notice with the Committee in accordance with rules and procedures established by the Committee; provided, however, that in no event will the Option (or any portion thereof) be exercisable after the Expiration Date of the Option.  Any such notice shall specify the number of Option Shares which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such Option Shares indicated by the Participant’s election (except as otherwise provided by the Committee in connection with a broker-assisted cashless exercise program).  Subject to applicable law, the Exercise Price shall be payable in cash or cash equivalents, by tendering, by actual delivery or by attestation, shares of Common Stock valued at Fair Market Value as of the day of exercise or by a combination thereof; provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded.

3.             Withholding.  The Company may require as a condition precedent to the issuance or transfer of any Option Shares that the Participant make such arrangements to the satisfaction of the Committee for the satisfaction of any federal, state or local withholding tax obligations that may arise including requiring the Participant to remit cash to the Company in an amount equal to such withholding.  If the amount so requested is not remitted, the Company may refuse to issue or permit the transfer of the Option Shares.  At the election of the Participant and subject to such rules and limitations as may be established by the Committee from time to time, withholding obligations may be satisfied through the surrender of Common Stock which the Participant already owns or to which a  is otherwise entitled pursuant to this Agreement; provided, however, previously-owned Common Stock that has been held by the Participator Common Stock to which the Participant is entitled pursuant to this Agreement may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

4.             Miscellaneous.

(a)                                 Administration.  The authority to administer and interpret the Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to the Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

(b)                                 Transfer Restrictions.  This Agreement, the Participant’s rights hereunder, and the Option and Option Shares are not transferable by the Participant, except as provided in the Plan.

(c)                                  Securities Law Requirements.  Notwithstanding any other provision of this Agreement, the Company shall have no liability to make any distribution of Common Stock under this Agreement unless such delivery or distribution would comply with all applicable laws.  In particular, no shares will be delivered to a Participant unless, at the time of delivery, the shares qualify for exemption from, or are registered pursuant to, applicable federal and state securities laws.

(d)                                 Rights as a Stockholder.  The Participant shall not be deemed for any purposes to be a stockholder of the Company solely by reason of holding this Agreement and shall not have any stockholder privileges with respect to any Option Shares, except to the extent that this Option has been exercised with respect thereto and a stock certificate issued therefor.

(e)                                  Notices.  All notices, consents and other exchanges of written material required or implied under this Agreement shall be in writing and delivered in person or by messenger, facsimile, overnight courier or certified mail and shall be sent to the following:

If to the Company:	Textura Corporation
1405 Lake Cook Road
Deerfield, Illinois 60015
Attention: Committee

If to Participant:	The address on file with the Company

All notices shall be deemed delivered and received by the receiving party (i) if delivered by messenger, on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by facsimile transmission, upon receipt of facsimile confirmation of the party transmitting such notice, or (iii) if delivered by overnight courier or certified mail, on the date of delivery as established by the return receipt, courier service confirmation or similar documentation (or the date on which the courier or postal service, as applicable, confirms that acceptance of delivery was refused by the addressee).  A party may change its notice information set forth above by giving the other party proper notice of the change, but a change to such notice information is only effective when it is actually received.

(f)                                   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

(g)                                  Severability.  The terms or conditions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

(h)                                 No Rights to Continued Service; No Rights as Stockholder.  The grant of the Option does not constitute a contract of employment or continued service, and the grant of the Option shall not give the Participant the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan or the Agreement, unless such right or claim has specifically accrued under the terms of the Plan and the Agreement.  The Participant and the Participant’s beneficiary shall not have any rights with respect to Common Stock (including voting rights) issuable upon exercise of the Option prior to the date on which the shares of Common Stock are issued upon exercise.

(i)                                     Governing Law.  The grant of the Option and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan.  For purposes of litigating any dispute that arises under this grant or this Agreement the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois and agree that such litigation shall be conducted in the courts of Lake County, Illinois, or the federal courts for the United States for the Northern District of Illinois, where this grant is made and/or to be performed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Grant Date.

PARTICIPANT	TEXTURA CORPORATION

By:
Name:	Name:
Its: